EXHIBIT 15.1

           INDEPENDENT ACCOUNTANTS' AWARENESS LETTER




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We are aware that Diamond Shamrock, Inc. has included our report dated May 10, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses constituting part of its Registration Statements on Form S-3 (Nos. 33-67166 and 33-59451) filed on August 9, 1993, and May
19, 1995, respectively, and on Form S-8 (Nos. 33-15268, 33-34306,
33-47761, 33-50573, 33-59025 and 33-64645) filed on June 22,
1987, April 13, 1990, May 6, 1992, October 6, 1993, May 2, 1995
and November 30, 1995, respectively. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/s/ PRICE WATERHOUSE LLP


    PRICE WATERHOUSE LLP


San Antonio, Texas
May 10, 1996


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